SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant    ☐

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☐ PreliminaryProxy Statement	☐ Confidential, for Use of the Commission Only(as Permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

NTN Buzztime, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒    No fee required.

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☐    Fee paid previously with preliminary materials.

☐ Check	box if any part of the fee is offset as provided by Exchange Act Rule 011(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

UPDATE TO THE PROXY STATEMENT DATED APRIL 29, 2008

NTN Buzztime, Inc. (the “Company”) is providing you with updated information to inform you that the Annual Meeting of Stockholders of the Company was duly convened on May 30, 2008 (the “Annual Meeting”) and then, after the presence of a quorum was established but before any other business was conducted, was adjourned to a later date and time to enable you to review the information included with this update. The Annual Meeting will be re-convened on June 26, 2008 at 9:00 a.m. Pacific time at the Courtyard by Marriott located at 5835 Owens Avenue, Carlsbad, California 92008.

Enclosed herewith is additional information with respect to the Company’s nominees for election to the Company’s Board of Directors and other information to be considered in conjunction with the Annual Meeting. Also enclosed is an updated proxy card that you may use to cast your vote if you wish to change your vote or if you have not already voted. If you have already submitted your proxy and do not wish to change your vote, you do not need to return the enclosed proxy card – your original proxy will continue to be valid when the meeting is re-convened.